SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2003


                                GSE Systems, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                          0-26494               52-1868008
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(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification no.)

9189 Red Branch Road, Columbia, MD                21045
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(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

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(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On September 26, 2003, GSE Systems, Inc. announced that it sold its Process Solutions business unit to NovaTech, LLC.

         Under the terms of the Asset Purchase Agreement, NovaTech purchased the operating assets of the Process Solutions business unit (including all intellectual property rights) and assumed certain liabilities and obligations relating to the business. The purchase price was $5.5 million in cash plus an earn-out based on calendar year 2004 revenue. The purchase price was determined based on arms' length negotiations between the parties.

         NovaTech, LLC is a leading vendor-independent provider of SCADA systems, remote monitoring, and automation systems for the electric utility and oil and gas industries, based in Kansas City, MO.

        The summary of the transaction described above is qualified by reference to the Asset Purchase Agreement, by and between GSE Process Solutions, Inc. and NovaTech Acquisition, LLC dated September 25, 2003, and a press release dated September 26, 2003, which are attached as exhibits hereto and incorporated herein by reference.



Item 7. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

                        Not applicable.


(b) Pro Forma Financial Statements.

                  The pro forma financial information required to be filed pursuant to Item 7(b) of Form 8-K is attached hereto as
                  Exhibit 99.2.


(c)      Exhibits

         The following Exhibits are filed herewith:

         10.1 Asset Purchase Agreement by and between GSE Process Solutions, Inc. and NovaTech Acquisition, LLC, dated September 25, 2003. Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement are omitted.

         99.1 Press Release regarding the signing of the Asset Purchase Agreement by and between GSE Process Solutions, Inc. and NovaTech Acquisition, LLC, dated September 26, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 10, 2003                    GSE Systems, Inc.

                                           /s/Jeffery G. Hough

                                           Name: Jeffery G. Hough

                                           Title: Senior VP, CFO & Secretary